EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 14, 2010, accompanying the consolidated financial statements included in the Annual Report of Napco Security Technologies, Inc. and Subsidiaries on Form 10-K for the years ended June 30, 2010 and 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Napco Security Technologies, Inc. on Form S-8 (Registration No. 333-14743).


/s/ Holtz Rubenstein Reminick LLP

Melville, New York
October 14, 2010